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                                                                    Exhibit 5(a)

                               REID & PRIEST LLP
                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                                                     June 5, 1995

Texas Utilities Company
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 to be filed by Texas Utilities Company (Company) on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 3,000,000 shares of the Company's common stock, without par value (Stock), to be offered from time to time in connection with the Employees' Thrift Plan of the Texas Utilities Company System (Plan) and of an indeterminate amount of interests in the Plan. We are of the opinion that:

          1. Your Company is a corporation validly organized and existing under the laws of the State of Texas.

          2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and nonassessable and to make valid the interests in the Plan will have been taken when any shares of authorized but unissued Stock sold pursuant to the Plan shall have been issued and delivered for the consideration contemplated in the Plan.

     We are members of the New York Bar and do not hold ourselves out as experts on the laws of Texas. As to matters of Texas law, we have with your consent relied upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P. of Dallas, Texas.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Reid & Priest LLP
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                                                     REID & PRIEST LLP